Exhibit B-22


                                State of Delaware

                        Office of the Secretary of State


     I EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GPU ENERTECH HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2000, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



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                          CERTIFICATE OF INCORPORATION
                                       OF
                                GPU ENERTECH HOLDINGS, INC.


      It is hereby certified that:

      FIRST:  The name of the corporation (hereinafter called the "corporation")
      -----
is GPU EnerTech Holdings, Inc.

      SECOND:  The address,  including street,  number,  city and county, of the
      ------
registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware of such address is Corporation Service Company.

      THIRD:  The purpose of the corporation is to engage in any lawful act or
      -----
activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH:  The total number of shares of stock which the  corporation  shall
      ------
have authority to issue is one hundred (100) shares, all of which are without par value. All such shares are of one class and are shares of Common stock.

      FIFTH:  The corporation is to have perpetual existence.
      -----

      SIXTH:  The personal  liability of the  directors  of the  corporation  is
      -----
hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time.

      SEVENTH: The board of directors of the corporation is expressly authorized
      -------
to adopt, amend or repeal bylaws of the corporation.

      Eighth: Elections of directors need not be by written ballot except and to
      ------
the extent provided in the by-laws of the corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of February 2000.

                              ------------------------------
                              Antonio Peguero, Jr.
                              Sole Incorporator
                              c/o Berlack Israels & Liberman